Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (CMR) of General Motors Company is for calendar year 2019 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the SEC Rule). The SEC Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals. The SEC Rule defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (3TG), and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

In this CMR, references to General Motors, GM, our, us, or we refer to General Motors Company.
I.    Company and Supply Chain Overview
We, through our direct and indirect subsidiaries, design, build, and sell trucks, crossovers, cars and automobile parts worldwide. Our supply chain is a complex global network of tiered suppliers that directly or indirectly supply raw materials, components and services to our global facilities.

With respect to the 3TG in our products, generally, multiple tiers of supplier manufacturers exist between the smelters or refiners (SORs) that process 3TG and the first-tier suppliers that deliver parts to us. We have no direct business relationship with any SORs of 3TG. We rely on our suppliers at the top tier of our supply chain, with whom we have direct contracts, to provide information on the origin of, and facilities used to process, the 3TG contained in components and materials supplied to us.
II.    Reasonable Country of Origin Inquiry

We have conducted a Reasonable Country of Origin Inquiry. We developed a targeted list of our first-tier suppliers of original equipment, service and aftermarket parts that we believe provide products that may contain 3TG. We identified these suppliers based on information in the International Material Data System (IMDS) and from information previously provided by suppliers regarding conflict minerals. From that list, we incorporated those suppliers that shipped parts to GM during the 2019 calendar year. In addition, we also surveyed employees whose function may provide relevant information regarding the source of potential 3TG within our supply chain.

We then used the industry standard reporting form, the Conflict Minerals Reporting Template (CMRT) published by the Responsible Minerals Initiative (RMI), to obtain information from these suppliers regarding their manufacturing locations that we believe may provide the 3TG-containing products. For 2019, we received completed CMRTs from 90% of the 3,598 supplier locations that we believe supply components to GM that contain 3TG.

We have conducted a Reasonable Country of Origin Inquiry (RCOI) and performed reasonable due diligence on the source and chain of custody of 3TG contained in components and material supplied to us. Based on the results of our RCOI, and after conducting reasonable due diligence, we are unable to definitively determine the origin of the 3TG utilized in our products.
III.     Design of Due Diligence Process

To obtain information regarding the source and chain of custody of 3TG, we conducted due diligence through our direct suppliers based on the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas published by the OECD. The OECD Guidance provides an internationally recognized framework for conflict minerals due diligence.

IV. Due Diligence Measures Performed

Step 1.    Establish Strong Company Management Systems

1. Company Conflict Minerals Policy

GM’s policies and practices, including its Conflict Minerals Policy, reflect our commitment to responsible sourcing strategies that mitigate negative social and environmental impacts. Through our Supplier Code of Conduct, we expect similar commitments and efforts from our suppliers to source responsibly within their supply chains, including the use of 3TG. Our conflict minerals policy, which also is incorporated into our Sustainability Report, is found at https://investor.gm.com/static-files/f995efa6-1046-4ede-8ff6-97a402ead20e. We also communicate this policy to our suppliers through our supplier portal. The policy is as follows:

CONFLICT MINERALS POLICY

General Motors is committed to sustainable and responsible sourcing of goods and services throughout our supply chain. GM supports the human rights goals reflected in the adoption of conflict mineral due diligence requirements included in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. GM has a zero tolerance policy against the use of child labor, and prohibits abusive treatment to employees and corrupt business practices in our supply base.

Through industry collaboration, GM has adopted a common methodology to obtain chain of custody declarations from suppliers to increase the transparency of conflict minerals in our global supply chain. GM has been an active contributor within the Automotive Industry Action Group (AIAG) in developing an automotive industry wide approach to reporting the use of conflict minerals, and educating suppliers about their roles and responsibilities.

We require our suppliers to engage in supply chain due diligence to improve understanding and reporting of component content supplied to GM. Further, we encourage our suppliers to source responsibly with validated conflict free smelters, wherever possible, to increase our level of confidence that the components in our vehicles and products contain conflict free minerals. We recognize that our sourcing decisions may cause economic consequences in impacted regions and seek to avoid inadvertent adverse economic impact attributable to conflict mineral due diligence activities.

Commitment to Sourcing Responsibly

General Motors is committed to upholding human rights across our network of suppliers that support our global operations. Part of that commitment is found in our Supplier Code of Conduct and our Human Rights Policy. GM understands that long-term success starts with a company’s value system and a principle approach to doing business. These documents strive to make clear and transparent how we define, approach, govern and support universal human rights and dignity of people throughout our operations, our communities in which we operate, and our global supply chain. GM also is a signatory to the UN Global Compact and a member of RMI.

2. Internal Management Team

We have created a compliance group within our Global Purchasing and Supply Chain function that is responsible for, among other things, overseeing and enhancing our sustainability and compliance efforts, including conflict minerals, supplier awareness programs, trade restrictions and similar efforts. By consolidating these efforts under the guidance of a single director, we seek to implement our sustainability policies and achieve our goals.

Within this compliance-focused group, we have a team to lead our conflict minerals compliance program. To support this team, we organized a Conflict Minerals Compliance Committee, composed of representatives from the following functional areas: Global Purchasing and Supply Chain, Legal, Finance, Sustainability, SEC Reporting, and GM Audit Services. The Conflict Minerals Compliance Committee provides cross functional expertise for our conflict minerals compliance program. We also have a Conflict Minerals Executive Steering Committee composed of Executives in Global Purchasing and Supply Chain, Legal, and Public Policy. The Executive Steering Committee exercises oversight over the conflict minerals compliance program.

3. System of Supply Chain Controls and Transparency

Since 2013, our standard terms and conditions for purchase contracts require our direct suppliers to report their use of 3TG in products supplied to us. We expect our suppliers to be fair, humane, and lawful employers, and to enforce similar requirements with their sub-suppliers. We rely on our first-tier suppliers, as part of their response process to our request for conflict minerals information, to solicit and compile information from lower tier suppliers comprising our supply chain. We review each of the first-tier supplier responses for completeness and consistency, and work with our suppliers, as necessary, to improve the accuracy of the information we receive.

We also participate in conflict minerals initiatives with other automobile manufacturers through the Automotive Industry Action Group (AIAG) (a non-profit automotive industry trade association) and RMI. Through our membership with AIAG, we collaborate with other AIAG member companies to develop common methods to obtain 3TG chain of custody declarations from suppliers in the automotive industry.

Through our membership with RMI, we research probable SORs to determine if they meet RMI’s definition of an actual SOR. We also performed outreach to those SORs that are not conformant to one of the independent third-party assurance programs. In addition to our outreach to SORs to join one of these programs, we also conducted two pre-audit visits to gold refiners located in India. During these pre-audit visits, we had an opportunity to communicate how important it is that SORs in our supply chain source responsibly and validate their responsible mineral procurement through one of the OECD aligned responsible sourcing programs such as the Responsible Minerals Assurance Process (RMAP).

4. Supplier Engagement

We engage with our suppliers to assist them in building capabilities to improve chain of custody declarations and to increase the transparency of 3TG in our global supply chain. We communicate our conflict minerals reporting requirements to suppliers through various mechanisms, including teleconferences, emails, publications, and webinars. We have also established a direct email address (email address: conflictminerals@gm.com) to provide our suppliers a streamlined path of communication relating to conflict minerals. We make conflict minerals reference documents available through our supplier portal. Some of the documents we have created and provide are FAQs, CMRT completion instructions, webinar presentations, and leadership messages relating to conflict minerals.

5. Grievance Mechanism

We maintain procedures for reporting potential safety concerns, potential misconduct, and concerns about potential ethical violations, including concerns regarding conflict minerals. One of those methods is the “Awareline,” which allows employees, suppliers, and others to report concerns about us, our management, supervisors, employees, or agents. Reports can be made to the Awareline in over a dozen different languages 24 hours per day, 7 days per week by phone, the internet, or email. Individuals filing reports on the Awareline may remain anonymous as permitted by law. Information about the Awareline is found at: https://www.awareline.com.

Step 2.     Identify and Assess Risk in the Supply Chain

We analyzed the CMRT responses for completeness and consistency. In addition to identifying all SORs, we required our suppliers to identify the country of origin that each SOR is sourcing from (i.e., the location (country) of the mine from which the 3TG is procured). Although we requested that our suppliers include this information in their responses, not all suppliers provided responses with country of origin information. We continue to educate our suppliers on the importance of determining the mine or location of origin with the greatest possible specificity.

Through our membership in RMI (ID #GMOT), we obtained a list of SORs who are in conformance with the RMAP as well as some of their country of origin sourcing information. We then cross referenced this list with the SORs identified in our suppliers’ CMRTs. We used this information internally within GM to analyze the SOR lists provided to us from our suppliers’ CMRT submissions. We also utilized RMI member resources to identify those high risk SORs that were listed in our suppliers’ CMRTs as sourcing from the covered countries and not listed as conformant to RMAP.

We provided an individual smelter analysis to specific suppliers that identified SORs in their CMRTs that are not yet in the RMAP. This analysis also identified entities that did not meet the definition of an eligible SOR. By providing the smelter analyses to our suppliers, we are empowering our suppliers to inform their supply chain the identity of non-RMAP conformant SORs. We requested our suppliers to send letters encouraging SORs to join the RMAP. We also requested our suppliers to improve the accuracy of their smelter lists by eliminating the SORs that are no longer in operation and removing those entities that did not meet the definition of eligible SORs.

Step 3.    Design and Implement a Strategy to Respond to Identified Risk

As previously described, we review each supplier CMRT response in order to (i) provide feedback to our suppliers and (ii) identify risks in our supply chain related to the use of 3TG. We also have established a formal escalation process for resolving concerns regarding the use of 3TG in our supply chain. Specifically, when our conflict minerals team identifies defects, inconsistencies, or other problems in a supplier’s CMRT response (including a failure to respond), we first attempt to work directly with the supplier to resolve the issue. If our conflict minerals team does not receive an acceptable response from the supplier, the issue is escalated to the appropriate leadership, and eventually to the Conflict Minerals Executive Steering Committee. If necessary, we may preclude a supplier from receiving future business if the concern is not resolved.

The SOR outreach and certification are also important risk mitigation components of our conflict minerals program. To increase the number of RMAP-conformant SORs, GM has conducted outreach to 148 eligible SORs by sending letters to encourage them to join the RMAP. We also encouraged our suppliers to send outreach letters to the SORs in their smelter lists who are not determined to be RMAP conformant by RMI or other organizations with audit protocols recognized by RMI.

The results of our monitoring and outreach efforts are reported to the Conflict Minerals Executive Steering Committee at regular periodic meetings and tracked against the prior year’s results.

Step 4.     Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

Since we do not source directly with SORs, we rely on information from industry involvement and information available through our membership in RMI. We actively support industry-wide initiatives to improve both reporting and knowledge regarding the SORs supplying 3TG materials for our products.

Through contributions to the AIAG Responsible Materials Work Group, we financially support visits to SORs to encourage these SORs to participate in the third-party audit to become conformant to the RMAP standard. These contributions also are going to the not-for-profit RMI Initial Audit Fund to help support SORs with their first formal audit to join the RMAP.

Step 5.    Report on Supply Chain Due Diligence

We file the Specialized Disclosure Form (Form SD) including the Conflict Minerals Report annually with the SEC as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Our Form SD and CMR are available on our website at http://www.gm.com/investors/sec-filings.html.
V.    Steps We Have Taken or Will Take to Mitigate the Risk that Conflict Minerals in Our Products Benefit Armed Groups Including Improving Due Diligence

We are continuing to work with our suppliers to gather more information through the supply chain. Through emails, webinars, and our conflict minerals policy, we are encouraging our suppliers to work with their supply chains to source responsibly, including utilizing conformant SORs.

We will continue to work with AIAG to further educate suppliers and utilize common methods to determine the origin of 3TG in our products. We co-chair the main AIAG Responsible Materials Work Group. Through this group, we will continue to develop and participate in AIAG training and other 3TG initiatives. We also actively participate in the AIAG Smelter Engagement Team (SET) and the RMI SET to prioritize and conduct outreach and visits to SORs.

We, as a member company of RMI, are further developing a reliable SOR list by assisting RMI in identifying eligible SORs. Working with RMI and AIAG, we are sending letters to SORs and visiting SORs who are not yet engaged in the RMAP. We believe that increasing the participation of SORs in this program will not only expand the availability of conflict-free 3TG but will also enhance the ability for our supply base to reliably source 3TG from conformant SORs.
VI.    Product Determination

Based on the results of our RCOI and due diligence, the complexity of our supply chain and the inherent imprecision of reporting information through our supply chain, we cannot confirm whether the 3TG reported to us by our suppliers, some of which may have been sourced from a covered country, are in our products. However, we have not identified any instances where 3TG minerals in our products are directly or indirectly financing or benefiting armed groups in the covered countries.
VII.    Appendix

Utilizing the information provided by our first-tier suppliers in their CMRT submissions, we compiled a list of SORs that may provide 3TG used in our products. The SOR list is provided as an appendix in this report. However, because most of our suppliers reported 3TG usage at a company-wide level, the information provided by our suppliers, including the identity of the SORs included in the appendix, may relate to non-GM products. In addition, not all of our suppliers provided the SOR identity and country of origin information for 3TG. Further, we understand that SORs generally commingle minerals from different mine sources, which may further impair our suppliers’ ability to track the source of 3TG. Accordingly, we cannot confirm the accuracy or completeness of the attached appendix of potential SORs, and we cannot definitively determine the origin of all the 3TG we utilize in our products.

Metal	Standard Smelter Name	Smelter Identification
Tantalum	Asaka Riken Co., Ltd.	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504

Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals	CID000564
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Corp.	CID000963
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Plansee SE	CID001368
Tantalum	PRG Dooel	CID002847
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448

Tin	Fenix Metals	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	Metallum Group Holding NV	CID001143
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Timah Tbk	CID002772
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834
Tin	Thaisarco	CID001898
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	China Molybdenum Co., Ltd.	CID002641
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CID002864
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	WOLFRAM Company CJSC	CID002047
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Gold	8853 S.p.A.	CID002763
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185

Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	DS PRETECH Co., Ltd.	CID003195
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Geib Refining Corporation	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801

Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.	CID002762
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326

Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Tony Goetz NV	CID002587
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030

Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224